                                                                   EXHIBIT 4.4

- ------------------------------------------------------------------------------

                           WARRANT PURCHASE AGREEMENT


                                    BETWEEN


                             MHI ACQUISITION, INC.


                                      AND


                           INTERNATIONALE NEDERLANDEN
                           (U.S.) CAPITAL CORPORATION





                            Dated as of May 31, 1995

- ------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----

Section 1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Section 2.     Purchase and Sale of Warrants; Closing  . . . . . . . . . . . . . . .   10

Section 3.     Investment Representations  . . . . . . . . . . . . . . . . . . . . .   10

Section 4.     Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . .   10

Section 5.     Warranties, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .   12

Section 6.     Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

Section 7.     Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . .   17

Section 8.     Execution of Warrant Certificates . . . . . . . . . . . . . . . . . .   17

Section 9.     Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

Section 10.    Registration of Transfers and Exchanges . . . . . . . . . . . . . . .   18

Section 11.    Warrants; Exercise of Warrants  . . . . . . . . . . . . . . . . . . .   20

Section 12.    Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .   21

Section 13.    Mutilated or Missing Warrant
                 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

Section 14.    Reservation of Warrant Shares . . . . . . . . . . . . . . . . . . . .   21

Section 15.    Adjustment of Exercise Price and Number
               of Warrant Shares Issuable  . . . . . . . . . . . . . . . . . . . . .   22

               (a)  Adjustment for Change in Capital
                    Stock of the Company . . . . . . . . . . . . . . . . . . . . . .   22
               (b)  Adjustment for Stock Issues  . . . . . . . . . . . . . . . . . .   23
               (c)  Adjustment for Convertible
                      Securities Issues  . . . . . . . . . . . . . . . . . . . . . .   24
               (d)  Adjustment for Right, Option and
                      Warrant Issues . . . . . . . . . . . . . . . . . . . . . . . .   25
               (e)  Consideration Received . . . . . . . . . . . . . . . . . . . . .   26
               (f)  Special Adjustments  . . . . . . . . . . . . . . . . . . . . . .   27
               (g)  When No Adjustment Required  . . . . . . . . . . . . . . . . . .   28
               (h)  Determination of Fair Market
                    Value per Share; Notice of
                    Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
               (i)  Reorganization of the Company  . . . . . . . . . . . . . . . . .   30
               (j)  When Issuance or Payment May be
                      Deferred . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
               (k)  Adjustment in Number of Shares . . . . . . . . . . . . . . . . .   31


Section 16.    Fractional Interests  . . . . . . . . . . . . . . . . . . . . . . . .  32

Section 17.    Notice to Warrant Holders . . . . . . . . . . . . . . . . . . . . . .  32

Section 18.    Cash Distributions and Dividends  . . . . . . . . . . . . . . . . . .  34

Section 19.    Put and Call Rights; First Refusal
                 Rights; Tag-Along Rights; Take-Along
                 Rights and Registration Rights  . . . . . . . . . . . . . . . . . .  34

Section 20.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

Section 21.    Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . .  35

Section 22.    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

Section 23.    Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

Section 24.    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

Section 25.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

Section 26.    Benefits of this Agreement  . . . . . . . . . . . . . . . . . . . . .  38

Section 27.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

Section 28.    Amendments; Waivers . . . . . . . . . . . . . . . . . . . . . . . . .  38

Section 29.    Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . .  38

Section 30.    Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

Section 31.    Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . .  40

Section 32.    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

Section 33.    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .  40



Exhibit A      Form of Warrant Certificate
Exhibit B      Holders of the Company's Stock

                           WARRANT PURCHASE AGREEMENT



                 THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into as of May 31, 1995 by and between MHI ACQUISITION, INC., a Delaware corporation (the "Company"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation (the "Purchaser").


                              W I T N E S S E T H:


RECITALS:

                 A. Simultaneously herewith, the Purchaser is entering into a Credit Agreement, dated of even date herewith, by and among MHI Acquisition Corporation I, a Delaware corporation ("Mergerco"), Milestone Healthcare, Inc., a Delaware corporation ("Milestone"), the Purchaser and various other lenders that may become parties thereto (the "Lenders") and the Purchaser in its capacity as Agent for the Lenders (the "Agent");

                 B. Immediately subsequent to the initial borrowing by Mergerco under the Credit Agreement, Mergerco shall be merged with and into Milestone (the "Merger") with Milestone surviving such Merger and assuming all of the obligations of Mergerco under the Credit Agreement (Mergerco and Milestone, collectively, the "Borrower");

                 C. The Company is the holder of all of the issued and outstanding capital stock of Mergerco and, upon the effectiveness of the Merger, shall be the holder of all of the issued and outstanding capital stock of Milestone, and extensions of credit to the Borrower inure to the direct benefit of the Company;

                 D. It is a condition precedent to the extensions of credit by the Purchaser to the Borrower contemplated by the Credit Agreement that the Company agree to issue to the Purchaser Warrants initially exercisable for 405,405 shares of Class B Common Stock, par value $.001 per share, of the Company; and

                 E. The Purchaser and the Company desire to set forth in this Agreement the terms and provisions of the Warrants and the conditions to the issuance and sale thereof to the Purchaser;

                 NOW, THEREFORE, in consideration of the premises and the agreements herein set forth and to induce the Purchaser to proceed with the transactions contemplated by the Credit Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                 SECTION 1.  Definitions.

                 (a) Defined Terms. Capitalized terms appearing herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (irrespective of whether the Credit Agreement is in effect or has been terminated). The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                 "Acquisition Agreement" means that certain Plan and Agreement of Reorganization, dated as May 15, 1995, by and among the Sellers, Milestone, Milestone Healthcare Management, Inc., a Delaware corporation, the Company, Mergerco and MHI Acquisition Corporation II, a Delaware corporation, as amended, modified or supplemented to the date hereof.

                 "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                 (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person; or

                 (b) to direct or cause the direction of the management or policies of such Person whether by contract or otherwise;

provided that the holding by any Lender of any Warrants (or the stock into which such Warrants are converted) shall not be deemed to constitute such Lender an Affiliate of the Company or the Borrower hereunder.

                 "Agent" is defined in Recital A.

                 "Agreement" means this Warrant Purchase Agreement as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

                 "Approval" means each and every approval, consent, filing and registration by or with any federal, state or other regulatory authority (domestic or foreign) necessary to authorize or permit the execution, delivery or performance of this Agreement or any other Warrant Document, or for the validity or enforceability thereof.

                 "Authorized Officer" means, relative to the Borrower or the Company, as the case may be, those of the Borrower's or the Company's officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 4.1.1 of the Credit Agreement.

                 "Borrower" is defined in Recital B.

                 "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

                 "Cash Equivalent Investment" means, at any time:

                 (a) any direct obligation issued or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, or issued by any state or political subdivision or public instrumentality thereof, (i) which has a remaining maturity at the time of purchase of not more than one (1) year or (ii) which is subject to a repurchase agreement with any Lender or any Eligible Lending Institution exercisable within one (1) year from the time of purchase so long as such direct obligation remains in the possession of the Borrower or in the possession of any Lender and (iii) which, in the case of obligations of any state or political subdivision or public instrumentality thereof, is rated AA or better by Moody's Investors Service, Inc.;

                 (b) certificates of deposit, time deposits, demand deposits and bankers' acceptances, having a remaining maturity at the time of purchase of not more than one (1) year, issued by any Lender or by any Eligible Lending Institution;

                 (c) corporate obligations rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, having a remaining maturity at the time of purchase of not more than one (1) year;

                 (d) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least $100,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation in one of the two highest rating categories assigned by such agencies for obligations of such nature; and

                 (e) any Investments permitted by Borrower's investment policy, as amended from time to time, provided such investment policy (and any such amendment thereto) has been approved by the Required Lenders.

                 "Class A Common Stock" means the Class A Common Stock, par value $.001 per share, of the Company.

                 "Class B Common Stock" means the Class B Common Stock, par value $.001 per share, of the Company.

                 "Closing" means the closing of the sale and purchase of the Warrants as contemplated hereby.

                 "Closing Date" means the date of the Closing.

                 "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other capital stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company or in the earnings of the Company without limit as to per share amount, and shall include, without limitation, the presently authorized 20,000,000 shares of Common Stock, of which 10,000,000 shares have been designated Class A Common Stock and of which 10,000,000 shares have been designated Class B Common Stock. "Common Stock" shall not include preferred or special stock.

                 "Company" means MHI Acquisition, Inc., a Delaware corporation.

                 "Convertible Securities" is defined in Section 15.

                 "Credit Agreement" means the Credit Agreement, dated of even date herewith, by and among Mergerco, Milestone, the Purchaser and various other Lenders that may become parties thereto and the Purchaser as Agent for the Lenders, as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

                 "Eligible Investors" means those Persons designated on Exhibit B as the "Eligible Investors."

                 "Eligible Lending Institution" means a financial institution having a branch or office in the United States and having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 or better by Moody's Investor Service, Inc. or A-1 or better by Standard & Poor's Corporation.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

 "Exercise Price" means $.60 per Warrant Share, as adjusted as herein provided.

                 "Fair Market Value per Share" means the fair market value of a share of Stock, subject to the provisions of Section 15(h), as determined in good faith by the board of directors of the Company.

                 "Fiscal Year" means, the accounting period of the Company commencing on the Closing Date and ending on August 31, 1995 and each twelve month accounting period ending on August 31 thereafter; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1996 Fiscal Year") refer to the Fiscal Year ending on August 31 in such calendar year.

                 "Founder Performance Stock Purchase Agreements" means those certain Founder Performance Stock Purchase Agreements, each made as of the date hereof between the Company and an Eligible Investor, as in effect on the date hereof.

                 "Fully Diluted", when used with reference to outstanding Stock, means all Stock which would be outstanding assuming the exercise of all rights, warrants and options to purchase Stock or securities convertible into or exchangeable for Stock and the conversion and exchange of all securities which are convertible into or exchangeable for Stock.

                 "Fully Vested" means, with respect to any shares of Stock at any time, (i) Stock that at such time is issued and outstanding and is not subject to the repurchase option in favor of the Company pursuant to the Founder Performance Stock Purchase Agreements or (ii) Stock that at such time is subject to issuance pursuant to an option to purchase such Stock granted pursuant to the Management Incentive Plan, which option is immediately exercisable upon payment of the exercise price and no other conditions exist to such exercise that at such time have not been fully satisfied.

                 "Funded Indebtedness" means (i) the indebtedness under the Credit Agreement, and (ii) all other indebtedness of the Company and its Subsidiaries which matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendable, at the option of the Company or any of its Subsidiaries, to a date more than one year from such date or arises under an agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date.

                 "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, state, federal or foreign boards, commissions and other bodies relating to gaming and lotteries.

                 "Holders" means, collectively, Purchaser and any subsequent registered holders, from time to time, of Warrant Securities.

                 "Indemnified Liabilities" is defined in Section 22.

                 "Indemnified Parties" is defined in Section 22.

                 "Lender" is defined in Recital A.

                 "Lien" means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

  "Loans" means, as the context may require, any Term Loan or Revolving Loan.

                 "Management Incentive Plan" means the 1995 Stock Option Plan of the Company as in effect on the date hereof, granting to Eligible Investors the Original Management Options on the Closing Date and providing for the grant to key employees of the Company or any of its Subsidiaries from time to time after the Closing Date of options to purchase shares of Common Stock that do not exceed, in the aggregate, more than 7% of the Fully Diluted shares of Stock of the Company.

                 "Merger" is defined in Recital B.

                 "Mergerco" is defined in Recital A.

                 "Milestone" is defined in Recital A.

                 "Minimum Price" is defined in Section 15.

                 "Morgan Stanley Fund" means any of (a) Morgan Stanley Venture Capital Fund II, L.P., (b) Morgan Stanley Venture Capital Fund II, C.V., or (c) Morgan Stanley Venture Investors, L.P.

                 "Morgan Stanley Letter Agreement" means the Letter Agreement dated the date hereof among each of the Morgan Stanley Funds, the Loan Parties (as such term is defined in the Credit Agreement), the Purchaser, the Agent and the Lenders.

                 "Obligations" means all obligations of the Borrower with respect to the repayment or performance of any obligations (monetary or otherwise) of the Borrower arising under or in connection with the Credit Agreement, the "Notes" or the other "Loan Documents" (as such terms are defined in the Credit Agreement) and the Warrant Documents.

                 "Option Securities" is defined in Section 15.

                 "Organic Document" means, relative to any Person, its articles or certificate of incorporation or certificate of limited partnership, its by-laws, partnership agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its stock or partnership interests, in each case, as amended.

                 "Original Management Options" means options to purchase up to 7.1% of the Fully Diluted Stock of the Holding Company, granted to the Eligible Investors on the date hereof pursuant to the Management Incentive Plan.

                 "Person" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                 "Preferred Stock" means the Preferred Stock, par value $.001 per share, of the Company, of which 10,000,000 shares are presently authorized (5,000,000 of which are designated Series A Preferred Stock).

                 "Public Company" means a company (i) which is subject to the reporting requirements of Section 15(d) of the Exchange Act, or (ii) any of whose securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

                 "Put and Call Agreement" means the Put and Call Agreement, dated of even date herewith, among the Company, Mergerco, Milestone and the Purchaser, as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

                 "Qualified Sale" means the sale by the stockholders of the Company in a single arms-length transaction of 100% of the capital stock of the Company (exclusive of Warrant Shares) or the sale by the Company in a single arms- length transaction of 100% of the capital stock of the Borrower, in either case, to a Person not an Affiliate of the Company; the merger or consolidation of the Company or the Borrower or any acquisition of the Company or the Borrower by means of a share exchange, in either case, in a single arms-length transaction with or into any other Person not an Affiliate of the Company; the sale by the Company in a single arms-length transaction of all or substantially all of the assets of the Company to a Person not an Affiliate of the Company and the subsequent distribution of the proceeds of such sale to the holders of the capital stock of the Company, after payment of or provision for the liabilities of the Company; or the sale by the Borrower in a single arms-length transaction of all or substantially all of the assets of the Borrower to a Person not an Affiliate of the Company; provided, however, that in each such case (i) the transaction shall have been approved by the board of directors of the Company or the Borrower, as the case may be, (ii) within five
(5) days of such approval by the Board of Directors of the Company, the Company shall have given the Holders a written notice of the proposed transaction and the Fair Market Value per Share of the consideration to be received by the shareholders of the Company in respect of such transaction and (iii) the Company and the Required Holders shall have agreed that such transaction is fair to all stockholders of the Company from a financial point of view or the Company shall have delivered to the Holders the opinion of an investment banking firm of recognized national standing that is not an affiliate of the Company or of any Morgan Stanley Fund, which firm has been selected by the board of directors of the Company, such selection to be subject to the approval of the Required Holders, to the effect that the transaction is fair to all of the stockholders of the Company from a financial point of view.

                 "Registration Rights Agreement" means the Registration Rights Agreement, dated of even date herewith, between the Company and the "Purchasers" identified on Exhibit A attached thereto, as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

                 "Required Holders" means Holders holding at least 66-2/3% of the Warrant Securities outstanding (treating all Warrants as fully exercised for the Warrant Shares to which Holders would be entitled upon exercise of such Warrants) or, if any matter affects the interest of less than all of the Holders, then Holders holding at least 66-2/3% of the Warrant Securities so affected, as the context may require.

                 "Revolving Loan" means, relative to any Lender, any Loan made by such Lender to the Borrower pursuant to Section 2.1.2 of the Credit Agreement.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time.

                 "Securities Legend" is defined in Section 10.

                 "Sellers" means, collectively, Healthtrust - The Hospital Company, Inc., a Delaware corporation, and Coralstone Management, Inc., a Delaware corporation.

                 "Stock" means any capital stock of the Company, including, without limitation, the Preferred Stock and the Common Stock.

                 "Stockholders' Agreement" means the Stockholders' Agreement, dated of even date herewith, by and among the Company, the Morgan Stanley Funds and the Eligible Investors, as in effect on the date hereof.

                 "Subsidiary" of any corporation means any other corporation 51% or more of the outstanding shares of capital stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such corporation, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.

                 "Substitute Securities" is defined in Section 15.

                 "Term Loan" means, relative to any Lender, the loan made by such Lender on the Closing Date to the Borrower pursuant to Section 2.1.1 of the Credit Agreement.

                 "Transfer Agent" is defined in Section 14.

                 "Warrant Certificates" means the certificates evidencing the Warrants in the form of Exhibit A.

                 "Warrant Documents" means, collectively, this Agreement, the Warrants, the Put and Call Agreement, the Registration Rights Agreement, the Morgan Stanley Letter Agreement and any other document, instrument or agreement executed or delivered in connection with any of the foregoing to which the Company is a party, but excluding the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement, other than the Morgan Stanley Letter Agreement, which shall constitute both a Warrant Document and a Loan Document).

                 "Warrant Securities" means, collectively, the Warrants and Warrant Shares.

                 "Warrant Shares" means the securities which a Holder may acquire upon exercise of a Warrant, together with any other securities which such Holder may acquire on account of any such securities, including, without limitation, as the result of the shares of Class B Common Stock being converted into shares of Class A Common Stock and/or any dividend or other distribution on Common Stock, any split-up of such Common Stock, or in accordance with a recapitalization, merger, consolidation, share exchange, reorganization or other transaction or series of related transactions in which shares of Common Stock are changed into or exchanged for securities of another corporation, or the exercise of any preemptive right (or the exercise or conversion of any security which such Holder may acquire in connection with the exercise of any preemptive right) with respect to any such Common Stock.

                 "Warrants" means the warrants referred to in Recital D as evidenced by the Warrant Certificates, together with any warrants issued in substitution or replacement therefor.

                 (b) Cross-References. Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article or definition.

         SECTION 2.  Purchase and Sale of Warrants; Closing.

                 (a) Subject to the funding of the Term Loans and the initial Revolving Loans under the Credit Agreement, the Company hereby agrees to sell to the Purchaser and, subject to the provisions of Section 4, the Purchaser hereby agrees to purchase from the Company, Warrants to purchase 405,405 shares of Class B Common Stock, for a purchase price of $1.00 and other good and valuable consideration, all of which shall be deemed to have been received by the Company upon the funding of the Term Loans and the initial Revolving Loans under the Credit Agreement.

                 (b) The sale and purchase of the Warrants shall take place at the Closing at the offices of King & Spalding, 120 West 45th Street, New York, New York 10030-4003, at 10:00 a.m. on May 31, 1995, or such other place and time as may be agreed upon by the Purchaser and the Company. At the Closing, the Company will deliver to the Purchaser Warrant Certificates in the form of Exhibit A attached hereto evidencing the Warrants to be purchased by the Purchaser (in such denomination or denominations as the Purchaser may request and registered in its name or the name of its nominee), dated the Closing Date.

                 SECTION 3. Investment Representations. Purchaser represents and warrants that it is purchasing the Warrants for its own account, for investment purposes and not with a view to the distribution thereof; provided, however, that the foregoing representation shall not be construed as imposing any limitation on the Purchaser's right to transfer any of the Warrants that is not otherwise expressly set forth in the Warrant Documents or required under applicable law. Each Holder agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Warrant Securities (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of the Warrant Securities), except in compliance with the Securities Act. Each Holder agrees that it will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Warrant Securities if any such disposition would cause the Company to be required to register any Warrant Securities pursuant to Section 12(g) of the Exchange Act.

                 SECTION 4. Conditions Precedent. The obligation of Purchaser to purchase the Warrants on the Closing Date pursuant to Section 2 hereof shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4, except as the Purchaser shall otherwise consent:

                 (a) the satisfaction of all of the conditions precedent set forth in Article IV of the Credit Agreement;

                 (b) the funding of the Term Loans and the initial Revolving Loans under the Credit Agreement;

                 (c) Purchaser's receipt of Warrant Certificates registered in Purchaser's name (or in the name of a nominee of Purchaser) evidencing the Warrants;

                 (d) Purchaser's receipt of the Put and Call Agreement with respect to the Warrants, in form and substance satisfactory to Purchaser, duly executed and delivered by the Company and the Borrower and dated the Closing Date;

                 (e) Purchaser's receipt of the Registration Rights Agreement with respect to the Warrants, in form and substance satisfactory to Purchaser, duly executed and delivered by the Company and dated the Closing Date;

                 (f) Purchaser's receipt of the Morgan Stanley Letter Agreement, in form and substance satisfactory to Purchaser, duly executed and delivered by the parties thereto and dated the Closing Date.

                 (g) Purchaser's receipt of a copy of the Company's certificate of incorporation, including provisions reasonably satisfactory to the Purchaser relating to the Company's capital structure, certified as of a recent date by the Secretary of State of Delaware;

                 (h) Purchaser's receipt of a certificate of the secretary or an assistant secretary of the Company, together with true and correct copies of the resolutions of the Board of Directors and the stockholders of the Company authorizing or ratifying the execution, delivery and performance of this Agreement and the other Warrant Documents, authorizing the amendment to the Company's certificate of incorporation so that it contains the provisions referred to in Section 4(g) and authorizing the creation and issuance of the Warrants and the Warrant Shares; and setting forth the names of the Authorized Officers of the Company executing this Agreement and the other Warrant Documents, together with a sample of the true signature of each such Authorized Officer;

                 (i) Purchaser's receipt of certified copies of all documents evidencing any other necessary corporate action, consents and governmental approvals or filings (if any) with respect to this Agreement and the other Warrant Documents;

                 (j) Purchaser's receipt of opinions, each dated the Closing Date, from each of Wilson Sonsini Goodrich & Rosati, P.C. and Akin, Gump, Strauss, Hauer & Feld, counsel to the Company, in form and substance satisfactory to Purchaser and its counsel, and covering such matters as the Purchaser may reasonably request;

                 (k) Purchaser's receipt of a certificate from an Authorized Officer of Borrower to the effect that attached thereto is a true and correct copy of the Management Incentive Plan; and

                 (l) All proceedings taken in connection with the transactions contemplated by this Agreement and the other Warrant Documents shall be satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received copies (executed or certified as may be appropriate) of all documents, instruments and agreements which Purchaser or its counsel may request in connection with the consummation of such transactions.

                 SECTION 5.  Warranties, etc.   In order to induce Purchaser to
enter into this Agreement, to engage in the transactions contemplated herein and in the other Warrant Documents and to purchase the Warrants hereunder, the Company represents and warrants unto Purchaser as set forth in this Section 5, each and all of which representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder:

                 (a) Credit Agreement Warranties. Each of the representations and warranties of the Borrower set forth in the Credit Agreement and each of the representations and warranties of the Company set forth in the Holding Company Guaranty is true and correct in all material respects as of the date of this Agreement and will be true and correct in all material respects as of the Closing Date.

                 (b) Power, Authority, etc. The Company has full power and authority to enter into and perform its obligations under this Agreement and each of the other Warrant Documents.

                 (c) Due Authorization. The execution and delivery by the Company of this Agreement and each of the other Warrant Documents, the performance by the Company of its obligations hereunder and thereunder and the issuance of the Warrants hereunder by the Company have been duly authorized by all necessary corporate action, do not require any Approval (except those Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document of the Company or any Subsidiary, any agreement or instrument to which the Company or any of it's subsidiaries is a party or by which it or any of its property is bound, or any law or governmental regulation or court decree or order and will not result in or require the creation or imposition of any Lien on any of the Company's or any Subsidiary's properties pursuant to the provisions of any such agreement or instrument. The execution and delivery by the Borrower of the Put and Call Agreement, and the performance by the Borrower of its obligations thereunder have been duly authorized by all necessary corporate action, and do not require any Approval (except those Approvals already obtained).

                 (d) Validity, etc. This Agreement is, and each of the other Warrant Documents will on the execution and delivery thereof constitute, the legal, valid and binding obligations of the

Company enforceable in accordance with their respective terms, and the Put and Call Agreement will on the execution and delivery thereof constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, in each case subject to (i) the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally; and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                 (e) Capitalization and Ownership of the Company. The authorized capital stock of the Company consists of 10,000,000 shares of Class A Common Stock, 400,000 of which will be outstanding on the Closing Date; 10,000,000 shares of Class B Common Stock, none of which will be outstanding on the Closing Date; and 10,000,000 shares of Preferred Stock, 5,000,000 of which will be outstanding on the Closing Date. The record and beneficial ownership of the outstanding capital stock of the Company, as of the Closing Date, is set forth in Exhibit B attached hereto. All such outstanding shares are duly authorized, validly issued, fully paid and nonassessable, and are not, and will not have been, issued in violation of any preemptive rights. Except as set forth in Exhibit B attached hereto and in the Management Incentive Plan, no issued, no authorized but unissued and no treasury shares of capital stock of the Company are subject to any preemptive right, option, warrant, right of conversion or purchase or any similar right. Except as set forth in the Organic Documents of the Company, the Put and Call Agreement and the Stockholders' Agreement, there are no agreements or understandings with respect to the voting, sale or transfer of any shares of stock of the Company to which the Company or any of its Affiliates is a party.

                 (f) Authorization and Issuance of Warrants. The issuance of the Warrants has been duly authorized and, upon delivery to Purchaser of the Warrant Certificates therefor in accordance with the terms hereof, the Warrants will have been validly issued and fully paid and nonassessable, free and clear of all Liens and preemptive rights. The issuance of the shares of Class B Common Stock subject to the Warrants has been duly authorized and, when issued upon exercise of the Warrants, such shares will have been validly issued and will be fully paid and nonassessable. The issuance of the shares of Class A Common Stock issuable upon conversion of the Class B Common Stock has been duly authorized and, when issued upon conversion of the Class B Common Stock, such shares will have been validly issued and will be fully paid and nonassessable. 405,405 shares of Class B Common Stock have been duly reserved for issuance upon the exercise of the Warrants and 405,405 shares of Class A Common Stock have been duly reserved for issuance upon the conversion of the Class B Common Stock. Except as set forth in the Registration Rights Agreement, no Person has the right to demand or any other right to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in the any such registration.

                 (g) Securities Laws. In reliance on the investment representations contained in Section 3, the offer, issuance, sale and delivery of the Warrants to the Purchaser, as provided in this Agreement, and the issuance and delivery of Class B Common Stock upon the exercise of the Warrants by the Purchaser and the issuance and delivery of Class A Common Stock to the Purchaser upon the conversion of the Class B Common Stock, are and will be exempt from the registration requirements of the Securities Act and all applicable state securities laws, as such laws are currently in effect.

                 (h) No Integration of Issue. Neither the Company nor any Person authorized or employed by the Company as agent, broker or otherwise in connection with the offering of the Warrants has offered the Warrants for sale to, or solicited any offers to buy the Warrants from, or otherwise approached or negotiated or communicated in respect thereof with, anyone other than Purchaser. Neither the Company nor any Person acting on behalf of the Company will sell or offer any class of securities to, or solicit any offers to buy any class of securities from, or otherwise approach, negotiate or communicate in respect thereof with, any Person so as to require the registration of the Warrants under the Securities Act or any applicable state securities laws.

                 SECTION 6. Covenants. The Company agrees with each Holder that, until the termination of this Agreement pursuant to Section 24 hereof, the Company will perform the obligations set forth in this Section 6:

                 (a) Financial and Business Information. For so long as the Company is not a Public Company, the Company will furnish, or will cause to be furnished, to each Holder copies of the following financial statements, reports and information:

                             (i) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a consolidated and consolidating balance sheet at the close of such Fiscal Year, and related consolidated and consolidating statements of operations, retained earnings, and cash flows for such Fiscal Year, of the Company and its Subsidiaries (with comparable information at the close of and for the prior Fiscal Year), certified (in the case of consolidated statements) without qualification by one of the "Big Six" accounting firms or other independent public accountants reasonably satisfactory to the Required Holders, together with management's discussion and analysis of financial condition and results of operation of the Company and its Subsidiaries generally similar in scope to that which would be required in an annual report on Form 10-K filed under the Exchange Act for such Fiscal Year;

                             (ii) promptly when available and in any event
                 within forty-five (45) days after the close of each Fiscal Quarter of each Fiscal Year, consolidated and consolidating balance sheets at the close of such quarter, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of the Company and its Subsidiaries (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the principal accounting or financial Authorized Officer of the Company, together with management's discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries generally similar in scope to that which would be required in a quarterly report on Form 10-Q filed under the Exchange Act for such calendar quarter; and

                             (iii) promptly upon the sending or filing thereof, copies of all reports that the Company sends to its security holders generally, and copies of all reports and registration statements that the Company or any of its Subsidiaries files with the SEC or any national securities exchange.

                 (b) Public Company Information. From and after such time as the Company shall become a Public Company:

                             (i) Filings. The Company will file with the SEC on or before the required date all regular or periodic reports required pursuant to the Exchange Act and deliver to each Holder, promptly upon its becoming available, one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report filed pursuant to the Exchange Act and any registration statement, prospectus or written communication (other than transmittal letters) pursuant to the Securities Act filed by the Company with (i) the SEC or (ii) any national securities exchange; and

                             (ii) Rule 144.  The Company will make publicly
                 available information concerning the Company sufficient to allow any Holder to dispose of all or a portion of the Warrant Securities pursuant to Rule 144 (or any successor provision) promulgated by the SEC under the Securities Act.

                 (c) Maintenance of Corporate Existences, etc. Except for a Qualified Sale, the Company will cause to be done at all times all things necessary to maintain and preserve the corporate existences of the Company and the Borrower.

                 (d) Maintenance of Books and Records. The Company will, and will cause each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP.

                 (e) Inconsistent Agreements. The Company will not, and will not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by the issuance of the Warrants or the Warrant Shares or by the performance by the Company or any Subsidiary of its obligations under this Agreement or under any other Warrant Documents.

                 (f) Organic Documents. So long as any Warrant Securities are outstanding, the Company's certificate of incorporation shall contain the provisions regarding the Class A Common Stock and Class B Common Stock set forth in its Organic Documents as constituted on the date hereof. The Company shall not permit to occur any amendment, alteration or modification to its Organic Documents, as constituted on the date hereof, the effect of which, in Purchaser's or the Required Holders' judgment, would be to alter, impair or adversely affect either the rights and benefits of Purchaser or the Holders or the duties and obligations of the Company under this Agreement and the other Warrant Documents.

                 (g) Stockholders' Agreement. The Company shall not permit to occur any amendment, alteration or modification to the Stockholders' Agreement the effect of which, in Purchaser's or the Required Holders' reasonable judgment, would be to impair or adversely affect in any respect either the rights and benefits of Purchaser or the Holders or the duties and obligations of the Company under this Agreement and the other Warrant Documents.

                 (h) Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

                 (i) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, expenses or otherwise) requiring any payments to be made by the Company or any of its Subsidiaries to any Affiliate, other than (i) any arrangement solely among the Company and its wholly- owned Subsidiaries, and (ii) transactions provided for in the Loan Documents; and

                (ii) any other transaction, arrangement or contract with any of its Affiliates which is on terms which are less favorable than are obtainable in a transaction from any Person which is not one of its Affiliates.

                 (i) Issuance of Additional Rights, Options and Warrants. The Company will not issue any rights, options or warrants to subscribe for or purchase or otherwise acquire Stock or Convertible Securities (as defined in Section 15(c)), whether or not the right to exercise such rights, options or warrants or to convert or exchange such Convertible Securities is immediately exercisable or is conditioned upon the passage of time, an occurrence or non-occurrence of some other event, or both, except that the Company may issue the Original Management Options and the Additional Management Options.

                 SECTION 7. Warrant Certificates. The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only and shall be in the form set forth as Exhibit A attached hereto.

                 SECTION 8. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be printed or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                 In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate although at the date of the execution of this Agreement such person was not such officer.

                 SECTION 9. Registration. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

                 SECTION 10. Registration of Transfers and Exchanges. The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender of such Warrant Certificates accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney; provided, however, that prior to effecting such transfer, the transferee shall agree (in a form reasonably satisfactory to the Company) to be bound by the terms of this Agreement and the Put and Call Agreement. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company. Each Holder agrees that it will not consummate a transfer of the Warrants purchased by it hereunder if such transfer would result in the Warrants being held of record by more than four (4) separate Persons. The Company agrees that it will make the Warrant register available for inspection by the Holders during normal business hours at its office and that the Holders may rely on the Warrant register for purposes of complying with the preceding sentence.

                 The Warrants shall be transferable in whole or in part and, in the event that a Warrant Certificate is transferred in respect of fewer than all the Warrants evidenced by the Warrant Certificate, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 10 and of Section 8.

                 If such transfer of Warrants is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if reasonably requested by the Company, deliver to the Company an opinion of counsel, which may be counsel to the Holder but which must be reasonably satisfactory to the Company, reasonably satisfactory in form, scope and substance to the Company, that the Warrants may be sold without registration under the Securities Act, as well as:

                          (1)     an investment covenant reasonably
satisfactory to the Company signed by the proposed transferee (except that no such covenant will be required in connection with a transfer effected in accordance with Rule 144A under the Securities Act);

                          (2)     an agreement by such transferee to the
impression of the restrictive legends set forth below on the Warrant
Certificate.

                 The Holders agree that each Warrant Certificate and each certificate representing Warrant Shares will bear the following legend (the "Securities Legend"):

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.
                           SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION, OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE HOLDER) AS TO AN EXEMPTION, FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS."

Notwithstanding the foregoing provisions of this Section 10, the restrictions upon the transferability of the Warrant Certificates and the Securities Legend requirement set forth above in this Section 10 shall terminate as to any of the Warrant Securities (i) when and so long as such Warrant Security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Securities Legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section 10 shall terminate as to any Warrant Security, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant Certificate or certificate for Warrant Shares bearing the following legend in place of the Securities Legend set forth above:

                          "THE RESTRICTIONS ON TRANSFERABILITY OF THE
                          SECURITIES REPRESENTED BY THIS CERTIFICATE TERMINATED ON ______________, 19__, AND ARE OF NO FURTHER FORCE AND EFFECT."

                 The Holders further agree that each Warrant Certificate and each certificate representing Warrant Shares will bear the following legend:

                          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A WARRANT PURCHASE AGREEMENT, DATED AS OF MAY 31, 1995, BETWEEN MHI ACQUISITION, INC. (THE "COMPANY") AND INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION ("ING"), A PUT AND CALL AGREEMENT, DATED AS OF MAY 31, 1995, AMONG THE COMPANY, MHI ACQUISITION CORPORATION I, MILESTONE HEALTHCARE, INC. AND ING AND A REGISTRATION RIGHTS AGREEMENT, DATED AS

                          OF MAY 31, 1995, AMONG THE COMPANY AND THE PURCHASERS IDENTIFIED IN EXHIBIT A ATTACHED THERETO, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID."

                 Warrant Certificates may be exchanged at the option of the Holder(s) thereof when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants, including, without limitation, upon an adjustment in the Exercise Price or in the number of Warrant Shares purchasable upon exercise of the Warrants. Warrant Certificates surrendered for exchange shall be canceled and disposed of by the Company.

                 SECTION 11. Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time or from time to time prior to May 31, 2005, to receive from the Company the number of fully paid and nonassessable Warrant Shares which such Holder may at the time be entitled to receive on exercise of all or any part of the Warrants and payment of the Exercise Price then in effect for such Warrant Shares.

                 A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 20) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase attached thereto properly completed and signed, upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by check payable to the order of the Company.

                 Upon such surrender of Warrant Certificates and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within five (5) Business Days of such surrender and payment) to or upon the written order of the Holder, and in the name of the Holder or the Holder's nominee, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with such other property (including cash) and securities as may then be deliverable upon such exercise, including cash for fractional Warrant Shares as provided in Section 16. Such certificate or certificates shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price.

                 The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part, and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable pursuant to such Warrant Certificate at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 11 and of Section 8.

                 All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices received hereunder available for inspection during normal business hours at its office. The Company will furnish, at its expense, copies of this Agreement and all such notices, upon request, to any Holder of any Warrant Certificates.

                 SECTION 12. Payment of Taxes. The Company will pay all stamp and transfer taxes in connection with the issuance, sale and delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price and upon the issuance of shares of Class A Common Stock upon the conversion of shares of Class B Common Stock. The Company will not, however, be required to pay any tax or other similar charges imposed in connection with any transfer of any Warrant Securities. Nothing herein shall be construed as requiring the Company to pay any taxes imposed in respect of income realized by any Holder upon the purchase, transfer or exercise of Warrants or upon conversion of shares of Class B Common Stock.

                 SECTION 13. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants.

                 SECTION 14. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive or similar rights, out of the aggregate of its authorized but unissued capital stock or its authorized and issued capital stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, (i) the maximum number of shares of each class of capital stock constituting a part of the Warrant Shares which may then be deliverable upon the exercise of all outstanding Warrants and (ii) the maximum number of shares of each class of capital stock of the Company which may then be delivered upon the conversion into Class A Common Stock of the Company of all issued Warrant Shares. The

Company shall cause all shares of Class A Common Stock into which shares of Class B Common Stock issuable upon exercise of the Warrants are convertible to be (x) listed (or to be listed subject to notice of issuance) on each securities exchange on which shares of Class A Common Stock are listed, or (y) admitted for trading in any inter-dealer quotation system on which shares of Class A Common Stock are traded.

                 The Company or, if appointed, the transfer agent for shares of each class of capital stock of the Company (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants or of the rights of conversion of the Warrant Shares. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 17.

                 Before taking any action which would cause an adjustment pursuant to Section 15 to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                 SECTION 15. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 15.

                 (a)      Adjustment for Change in Capital Stock of the
                          Company:

                          If the Company:

                             (i) pays a dividend or makes a distribution on any class of its Stock in shares of any class of its Stock;

                             (ii) subdivides its outstanding shares of any
                 class of Stock into a greater number of shares;

                             (iii) combines its outstanding shares of any class of Stock into a smaller number of shares; or

                             (iv) issues by reclassification of any class of
                 its Stock any shares of its Stock;

then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

                 The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                 If after an adjustment a Holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine in the good faith exercise of its reasonable business judgment the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those in this Section 15.

                 Such adjustment shall be made successively whenever any event listed above shall occur.

                 (b)      Adjustment for Stock Issues

                 If the Company issues shares of Stock for a consideration per share less than the Fair Market Value per Share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the following formula:

                                       P
                                      ---
                          E' = E x O + M
                                   -----
                                     A

where:
                          E' = the adjusted Exercise Price.

                          E  = the then current Exercise Price.

                          O  = the number of shares of Fully Vested Stock
                               outstanding immediately prior to the issuance of such additional shares.

                          P  = the aggregate consideration received for the
                               issuance of such additional shares.

                          M  = the Fair Market Value per Share on the date
                               the Company fixes the offering price of such additional shares.

                          A  =    the number of shares of Fully Vested Stock
                                  outstanding immediately after the issuance of such additional shares.

                 The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                 The provisions of this subsection (b) do not apply (i) to of the transactions described in subsection (a) or (ii) for which an adjustment has been made pursuant to the provisions of subsections (c) or (d) of this
Section 15.

                 (c)      Adjustment for Convertible Securities Issues

                 If the Company issues any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Stock, either immediately or upon the occurrence of a specified date or a specified event ("Convertible Securities"), other than shares of Class B Common Stock issued pursuant to the Warrants and Convertible Securities for which an adjustment has been made pursuant to the provisions of subsection (d) of this
Section 15, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both, for a consideration per share of Stock initially deliverable upon conversion or exchange of such Convertible Securities less than the Fair Market Value per Share on the date of issuance of such Convertible Securities, the Exercise Price shall be adjusted in accordance with this formula:

                                       P
                                       -
                          E' = E x O + M
                                   -----
                                   O + D

where:
                          E' =    the adjusted Exercise Price.

                          E  =    the then current Exercise Price.

                          O  =    the number of shares of Fully Vested Stock
                                  outstanding immediately prior to the issuance of such Convertible Securities.

                          P  =    the aggregate consideration received for the
                                  issuance of such Convertible Securities.

                          M  =    the Fair Market Value per Share on the date
                                  of issuance of such Convertible Securities.

                          D  =    the maximum number of shares of Fully Vested
                                  Stock deliverable upon exercise, conversion or in exchange of such Convertible Securities at the Minimum Price.

The term "Minimum Price" means the lowest price at which the Convertible Securities can be converted into or exchanged for Stock, regardless of whether that is the initial rate or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both.

                 The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                 If all of the Stock deliverable upon conversion or exchange of such Convertible Securities has not been issued when such Convertible Securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such Convertible Securities been made on the basis of the actual number of shares of Stock issued upon conversion or exchange of such Convertible Securities.

                 (d)      Adjustment for Right, Option and Warrant Issues

                 If the Company issues any rights, options or warrants to subscribe for or purchase or otherwise acquire Stock or Convertible Securities, whether or not the right to exercise such rights, options or warrants or to convert or exchange such Convertible Securities is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both (the "Option Securities"), for a consideration per share of Stock initially deliverable upon exercise of such Option Securities or conversion or exchange of such Convertible Securities less than the Fair Market Value per Share on the date of issuance of such Option Securities, the Exercise Price shall be adjusted in accordance with this formula:

                                       P
                                       -
                          E' = E x O + M
                                   -----
                                   O + D

where:
                          E' =    the adjusted Exercise Price.

                          E  =    the then current Exercise Price.

                          O  =    the number of shares of Fully Vested Stock
                                  outstanding immediately prior to the issuance of such Option Securities.

                          P  =    the aggregate consideration received for the
                                  issuance of such Option Securities.

                          M  =    the Fair Market Value per Share on the date
                                  of issuance of such Option Securities.

                          D  =    the maximum number of shares of Fully Vested
                                  Stock deliverable upon exercise, conversion or in exchange of such Option Securities at the Minimum Price.

The term "Minimum Price" means the lowest price at which the Option Securities may be exercised (directly or through the conversion or exchange of Convertible Securities which may be acquired upon exercise of the Option Securities) to purchase or otherwise acquire Stock, regardless of whether that is the initial price or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both.

                 The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                 If all of the Stock and/or Convertible Securities deliverable upon exercise of such Option Securities or upon conversion or exchange of such Option Securities has not been issued when such Option Securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such Option Securities been made on the basis of the actual number of shares of Stock issued upon such exercise, conversion or exchange of such Option Securities.

                 (e)      Consideration Received

                 For purposes of any computation respecting consideration received pursuant to any subsection of this Section 15, the following shall apply:

                             (i) in the case of the issuance of shares of Stock for cash, the consideration received shall be the amount of cash received by the Company therefor, without deduction therefrom of any reasonable expenses incurred by the Company in connection therewith or any reasonable underwriters' discounts, fees and commissions paid or allowed by the Company in connection therewith.

                             (ii) in the case of the issuance of shares of
                 Stock for a consideration consisting in whole or in part of other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Company in the good faith exercise of its business judgment, without deduction therefrom of any reasonable expenses incurred by the Company in connection therewith. In any circumstances in which the fair market value of any such consideration is to be determined pursuant to this paragraph
                 (ii), the Company shall give to the Holders (or, if such determination affects less than all of the Holders, to the Holders so affected) written notice of the proposed fair market value, as determined in good faith by the Board of Directors of the Company. If, within thirty (30) days after the date such notice is given, the Company and such Holders agree upon the fair market value then the fair market value for purposes of this paragraph (ii) shall be as so agreed. If such Holders and the Company do not agree upon such fair market value within such 30-day period, then the Required Holders and the Company shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Company. If the Company and the Required Holders cannot agree on the appointment of a mutually acceptable investment banking firm, or if the firm so appointed declines or fails to serve, then the Required Holders and the Company shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the fair market value for the purposes of this paragraph (ii), and such investment banking firm shall make such appraisal (which shall be in the form of a written report signed by such investment banking firm) and, for the purposes of determining the fair market value pursuant to this paragraph (ii), such appraised fair market value determined as herein provided shall be final and conclusive on the Company and the Holders. All costs of appraisal shall be borne by the Company.

                             (iii)         in the case of the issuance of
                 Convertible Securities or securities issuable upon the exercise of Option Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such Convertible Securities, plus the consideration, if any, received by the Company for the issuance of such Option Securities, plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection
                 (e)).

                 (f)         Special Adjustments

                             (i)  If the purchase price provided for in any
Option Securities, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Stock shall change, the Exercise Price or number of Warrant Shares purchasable upon the exercise of the Warrants in effect at the time of such event shall forthwith be readjusted. The Exercise Price or number of Warrant Shares purchasable upon the exercise of the Warrants shall be adjusted to those amounts which would have been in effect at such time had such Option Securities or Convertible Securities outstanding at such time initially been granted, issued or sold and the Exercise Price or number of Warrant Shares purchasable upon the exercise of the Warrants initially adjusted as provided in the applicable subsection of this Section 15, whichever was applicable, except that the minimum amount of additional consideration payable and the total maximum number of shares issuable shall be determined after giving effect to such event (and any prior event or events).

                 (ii) If (A) any shares of Stock were included in the number of shares of Fully Vested Stock pursuant to clause (ii) of the definition of such term in Section 1 of this Agreement, (B) such number of shares of Fully Vested Stock was used in any formula under this Section 15 in connection with an adjustment in the Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants, and (C) such shares of Stock have not been issued at the time of the expiration or termination of such option, then (I) the Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants shall promptly be readjusted to the Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants that would have been in effect if all adjustments heretofore made pursuant to this Section 15 had been made as if such shares of Stock were not included in such number of shares of Fully Vested Stock, and (II) with respect to any Warrants exercised prior to the date of any readjustment pursuant to this
Section 15(f)(ii), the Company shall issue to each Holder that exercised any such Warrants that number of Warrant Shares equal to the excess, if any, of (x) the number of Warrant Shares that would have been issued to such Holder if the Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants in effect on the date any such Warrants were exercised by such Holder had been adjusted as contemplated in clause (I) above over (y) the number of Warrant Shares actually issued to such Holder pursuant to the exercise of any such Warrants. The Company agrees to take such further action, and to execute such further instruments and documents as the Holders shall deem reasonably necessary in order to effectuate the intent and purpose of this Section 15(f)(ii).

                 (g)      When No Adjustment Required

                 No adjustment need be made for a change in the par value or absence of par value of any Stock.

                 No adjustment in the Exercise Price need be made if the adjustment would require an increase or decrease of less than

 .001% in the Exercise Price. Any adjustments that are not made but deferred shall be carried forward and taken into account in any subsequent adjustment.

                 Notwithstanding any other provisions of this Agreement, the provisions of this Section 15 shall not apply to, and no adjustment in the Exercise Price need be made as a result of, the issuance of shares of Common Stock, Convertible Securities or Option Securities (i) in any bona fide, underwritten public offering or (ii) pursuant to the Management Incentive Plan.

                 (h) Determination of Fair Market Value per Share; Notice of Adjustment

                 Prior to issuing any shares of Stock, any Convertible Securities or any Option Securities, the Company shall cause the Board of Directors of the Company to determine in good faith the Fair Market Value per Share, as of the date on which the Company fixes the offering price of such shares or as of the date of issuance of such Convertible Securities or Option Securities, as the case may be.

                 Within five (5) days of such determination by the Board of Directors of the Company, the Company shall give the Holders written notice of the proposed Fair Market Value per Share. If within twenty (20) days after the date such notice is given, the Company and such Holders agree upon the Fair Market Value per Share, then the Fair Market Value per Share shall be as so agreed. If, within such 20-day period, the Company and the Required Holders do not agree upon such Fair Market Value per Share, then the Required Holders and the Company shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Company. If the Company and the Required Holders cannot agree on the appointment of a mutually acceptable investment banking firm, or if the firm so appointed declines or fails to serve, then the Required Holders and the Company shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the value of the Company for the purposes of determining the Fair Market Value per Share, and such investment banking firm shall make such appraisal (which shall be in the form of a written report signed by such investment banking firm) and, for the purposes of determining the Fair Market Value per Share, such appraised value of the Company determined as herein provided shall be final and conclusive on the Company and all affected Holders. All costs of appraisals shall be borne by the Company.

                 Whenever the Exercise Price is adjusted or the Company takes any action that would require (i) any adjustment in (A) the Exercise Price or
(B) the number and type of securities or other property constituting Warrant Shares purchasable upon exercise of the Warrants or (ii) the execution and delivery of a supplemental

Warrant Agreement, the Company shall provide the notices required by Section
17.

                 (i)  Reorganization of the Company

                 Except in the event of the consummation of a Qualified Sale in which the Warrants and Warrant Shares of all of the Holders are purchased in accordance with Section 5(c) of the Put and Call Agreement: (a) in the event of any capital reorganization, recapitalization or reclassification of the capital stock of the Company, or consolidation, merger or amalgamation of the Company with another entity, any acquisition of capital stock of the Company by means of a share exchange, or the sale, lease, transfer, conveyance or other disposition of all or substantially all of its assets to another entity, then, as a condition of such reorganization, recapitalization, reclassification, consolidation, merger, amalgamation, share exchange or sale, lease, transfer, conveyance or other disposition, lawful and adequate provision shall be made whereby the Holders of the Warrant Certificates shall thereafter have the right to purchase and receive, on the basis and upon the terms and conditions specified in this Agreement and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, (i) such shares of stock, securities, cash or property as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrant Certificates had such reorganization, recapitalization, reclassification, consolidation, merger, amalgamation, share exchange or sale, lease, transfer, conveyance or other disposition not taken place, and (ii) if such consolidation, merger, amalgamation, share exchange, sale, lease, transfer, conveyance or other disposition is with any Person (or any Affiliate of such Person) who shall have made a purchase, tender or exchange offer which was accepted by the holders of not less than twenty percent (20%) of the outstanding shares of Stock, the Holders of the Warrants shall have been given a reasonable opportunity (and, in no event, less than 30 days) to elect to receive, either (x) the stock, securities, cash or property it would have received pursuant to clause (i) immediately preceding or (y) the stock, securities, cash or property issued to previous holders of the Stock in accordance with such offer, or the equivalent thereof; (b) in any such case appropriate provision shall be made with respect to the rights and interests of the Holders of the Warrants to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number and type of securities purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, cash or property thereafter deliverable upon the exercise of the Warrants; and (c) the Company shall not effect any such consolidation, merger, amalgamation, share exchange or sale, lease, transfer, conveyance or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation, merger or amalgamation, share exchange or the entity purchasing or otherwise acquiring such assets or shares (i) shall assume by a supplemental Warrant Agreement, satisfactory in form, scope and substance to the Required Holders (which shall be mailed or delivered to the registered Holders of the Warrants at the last address of such Holders appearing on the books of the Company) the obligation to deliver to such Holders such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, such Holders may be entitled to purchase (the "Substitute Securities") and (ii) shall assume all of the obligations of the Company and the Borrower set forth in the Put and Call Agreement and the Registration Rights Agreement. Following such assumption such obligations shall apply to the Substitute Securities rather than to the Warrants and the Warrant Shares. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, reclassifications, consolidations, mergers, amalgamations, share exchanges, sales, leases, transfers, conveyances or other dispositions.

                 If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an Affiliate of the formed, surviving, transferee or lessee entity, such issuer shall join the supplemental Warrant Agreement.

                 (j)      When Issuance or Payment May Be Deferred

                 In any case in which this Section 15 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares issuable upon such exercise over and above the Warrant Shares issuable upon such exercise on the basis of the Exercise Price prior to such adjustment and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 16; provided, however, that the Company shall deliver to such Holder a bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares and cash upon the occurrence of the event requiring such adjustment.

                 (k)      Adjustment in Number of Shares

                 Upon each adjustment of the Exercise Price pursuant to this
Section 15, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of Warrant Shares (calculated to the nearest hundredth) obtained from the following formula:

                                        N'= N x E
                                                -
                                                E'

where:

                          N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

                          N  =    the number or Warrant Shares previously
                                  issuable upon exercise of a Warrant by
                                  payment of the Exercise Price prior to
                                  adjustment.

                          E' =    the adjusted Exercise Price.

                          E  =    the Exercise Price prior to adjustment.

Anything in this subsection (k) or elsewhere in this Agreement to the contrary notwithstanding, if, because of any limitation set forth in the second paragraph of subsection (g), no adjustment in the Exercise Price is made, the provisions of this subsection (k) shall nevertheless be given effect so as to increase or decrease the adjusted number of Warrant Shares as though E' in the above formula had actually been adjusted.

                 SECTION 16. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of the Warrant Shares would, except for the provisions of this Section 16, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Market Value per Share on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

                 SECTION 17. Notice to Warrant Holders. Upon any adjustment of the Exercise Price or number of Warrant Shares purchasable upon exercise of the Warrants pursuant to Section 15, and as otherwise required by
Section 15, the Company shall promptly thereafter (i) upon the request of the Required Holders, cause to be filed with the Company a certificate of the independent certified public accountants for the Company setting forth the Exercise Price and the number and type of securities or other property constituting Warrant Shares after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and, in the case of an adjustment pursuant to Section 15(i), setting forth the number and type of securities or other property constituting Warrant Shares (or portion thereof) issuable, after such adjustment in the Exercise Price or number of Warrant Shares purchasable upon exercise of the Warrants, upon exercise of a Warrant and payment of the adjusted Exercise Price, and (ii) cause to be given to each of the Holders of the Warrant Certificates written notice of such adjustments, together with a copy of such certificate. Where appropriate, such notice may be given in advance and included as a part of the notice required to be given under the other provisions of this Section 17.

                 In the event:

                 (a) the Company shall authorize the issuance to holders (although not necessarily to all such holders) of shares of Stock or rights, options or warrants to subscribe for or purchase or otherwise acquire shares of Stock or of any other securities or property (including securities of any other issuer) or of any other subscription rights, options or warrants; or

                 (b) the Company shall authorize the payment of any dividend or distribution to holders of shares of Stock of cash, Stock or other securities or property (including securities of any other issuer) of the Company; or

                 (c) of any capital reorganization, reclassification or recapitalization of the capital stock of the Company, or any amalgamation, consolidation or merger to which the Company is a party, or any acquisition of capital stock of the Company through a share exchange, or of the sale, lease, conveyance, transfer or other disposition of the properties and assets of the Company substantially as an entirety, or a purchase, tender or exchange offer for shares of Common Stock or other securities constituting part of the Warrant Shares (whether by the Company or some other party), other than a Qualified Sale in which the Warrants and Warrant Shares of all of the Holders are purchased in accordance with Section 5(b) of the Put and Call Agreement; or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                 (e) the Company proposes to take any action which would require an adjustment of the Exercise Price or number of Warrant Shares purchasable upon exercise of the Warrants pursuant to Section 15;

then the Company shall cause to be given to each of the Holders, at least 20 days prior to the applicable record date hereinafter specified (or promptly in the case of events for which there is no record date), a written notice stating (as applicable) (i) the date as of which the holders of record of shares of Stock entitled to receive any such rights, options, warrants or dividends or distribution are to be determined, (ii) the date on which any such reclassification, recapitalization or reorganization, consolidation, merger, amalgamation, share exchange, sale, lease, conveyance, transfer, disposition, dissolution, liquidation or winding up is expected to become effective or be consummated, or (iii) the initial expiration date set forth in any purchase, tender or exchange offer for shares of Stock, and the date as of which it is expected that holders of record of shares of Stock or other securities constituting a part of the Warrant Shares (or securities into which the Warrant Shares may be converted) shall be entitled to exchange such shares or securities for securities or other property, if any, deliverable upon such reclassification, recapitalization, reorganization, consolidation, merger, amalgamation, share exchange, sale, lease, conveyance, transfer, disposition, dissolution, liquidation or winding up. The failure to give the notice required by this Section 17 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reorganization, recapitalization, reclassification, consolidation, merger, amalgamation, share exchange, sale, lease, conveyance, transfer, disposition, dissolution, liquidation or winding up, or the vote upon any action.

                 Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent as stockholders in respect of the meetings of stockholders or the election of members of the Board of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

                 SECTION 18. Cash Distributions and Dividends. If the Company pays a dividend or makes a distribution to the holders of its Stock of any securities (other than Stock) or property (including cash and securities of other companies) of the Company, or any rights, options or warrants to purchase securities (other than Stock) or property (including securities of other companies) of the Company, then, simultaneously with the payment of such dividend or the making of such distribution, and as a condition precedent to its right to do so, it will pay or distribute to the Holders of Warrant Certificates an amount of property (including without limitation cash) and/or securities (including without limitation securities of other companies) of the Company as would have been received by such Holders had they exercised all of the Warrants represented by the Warrant Certificates immediately prior to the record date (or other applicable date) used for determining stockholders of the Company entitled to receive such dividend or distribution. Anything in subsection (d) of Section 15 to the contrary notwithstanding, no adjustment to the Exercise Price shall be made for any distribution of Convertible Securities of the Company to the Holders pursuant to the provisions of this Section 18.

                 SECTION 19. Put and Call Rights; First Refusal Rights; Tag-Along Rights; Take-Along Rights; and Registration Rights. The Warrant Securities are subject to and entitled to the benefit of certain put and call rights, first refusal rights, tag-along rights, take-along rights and registration rights, as more fully set forth in the Put and Call Agreement and the Registration

Rights Agreement, each of which is incorporated herein by reference.

                 SECTION 20. Notices. All notices, consents, approvals, agreements and other communications provided hereunder shall be in writing or by telex or telecopy and shall be sufficiently given to the Purchaser, the Holders and the Company if addressed or delivered to them at the following addresses:

If to the Purchaser:      ING
                          135 East 57th Street
                          New York, New York  10022
                          Attention:  Chief Credit Officer
                          Telecopier No.:  (212) 750-8935

with copies to:           ING
                          Atlanta Office
                          200 Galleria Parkway
                          Suite 950
                          Atlanta, Georgia  30339
                          Telecopier No.:  (404) 951-1005

and a copy to:            King & Spalding
                          191 Peachtree Street
                          Atlanta, Georgia  30303-1763
                          Attention:  Hector E. Llorens, Jr., Esq              .
                          Telecopier No.:  (404) 572-5100

If to any other Holder:   At its last known address appearing on the books of
                          the Company maintained for such purpose

If to the Company:        MHI Acquisition, Inc.
                          Suite 600
                          2501 Cedar Springs Road
                          Dallas, Texas  75201
                          Attention:  Charles L. Allen
                          Telecopier No.:  (214) 871-3399

or at such other address as any party may designate to any other party by written notice.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                 SECTION 21. Costs and Expenses. The Company agrees to pay all reasonable expenses of the Purchaser for the negotiation, preparation, execution, and delivery of this Agreement and each other Warrant Document, and any amendments, waivers, consents, supplements, or other modifications to this Agreement or any other Warrant Document as may from time to time hereafter be required (including the reasonable fees and expenses of counsel retained by the Purchaser from time to time in connection therewith), whether or not the transactions contemplated hereby are consummated, and to pay all reasonable expenses of the Purchaser (including reasonable fees and expenses of counsel to the Purchaser) incurred in connection with the consideration of legal questions relevant hereto and thereto. The Company also agrees to reimburse the Purchaser and each Holder upon demand for all reasonable expenses (including reasonable attorneys' fees and expenses) incurred by the Purchaser or such Holder in enforcing the obligations of the Company or the Borrower under this Agreement or any other Warrant Document or in connection with any amendment, waiver, consent, supplement or other modification to this Agreement or any Warrant Document.

                 SECTION 22. Indemnification. In consideration of the transactions contemplated by this Agreement and the other Warrant Documents, the Company hereby agrees to indemnify, exonerate and hold the Purchaser and each Holder, each of their respective successors and assigns, each of the respective officers, directors, employees, attorneys and agents of the Purchaser and each Holder and each of their respective successors and assigns (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them or asserted or awarded against the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                 (a) any transaction contemplated by this Agreement or any other Warrant Document;

                 (b) the making of any claim by any investment banking firm, broker or third party that it is entitled to compensation from any Indemnified Party in connection with this Agreement;

                 (c) any claim, investigation, litigation, or proceeding made or commenced by a third party related to this Agreement or any other Warrant Documents, whether or not the Indemnified Party or any other Indemnified Party is party thereto;

                 (d) the breach by the Company or the Borrower of any representation or warranty set forth in this Agreement or in any other Warrant Document, subject to the limitation described below; or

                 (e) the failure of the Company or the Borrower to comply with all terms, conditions, and covenants set forth in this Agreement or in any other Warrant Document;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction. Notwithstanding the foregoing, the Purchaser, its successors and assigns, and each of its officers, directors, employees and agents shall have the right to indemnification and exoneration and to be held harmless to the full extent provided herein for Indemnified Liabilities resulting from, or arising out of, or relating to subparagraph (d) above, but such right shall not be available to any other Holder, its successor or assigns, or its officers, directors, employees or agents for Indemnified Liabilities resulting from, or arising out of, or relating to a breach by the Company of the representations and warranties contained in Sections 5(a), 5(g) and 5(h).

                 If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall become effective immediately upon the execution and delivery hereof and shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the issuance or exercise of the Warrants hereunder, the termination of this Agreement pursuant to Section 24, the invalidity or unenforceability of any term or provision of this Agreement or any other Warrant Document, or any investigation made by or on behalf of any Holder or the Purchaser.

                 Promptly after receipt by an Indemnified Party of notice of the commencement of any action (including any governmental investigation or inquiry), such Indemnified Party will, if such Indemnified Party intends to make a claim in respect thereof against the Company, give written notice to the Company of the commencement thereof, but the omission so to notify the Company shall not relieve the Company from any of its obligations hereunder. In case any such action is brought against any Indemnified Party and it notifies the Company of the commencement thereof, the Company shall be entitled to participate in and to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party, the Company shall not be responsible for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. The company will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

                 SECTION 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns, including those by operation of law, merger, consolidation or as otherwise provided in Section 15(i).

                 SECTION 24. Termination. Except as otherwise provided herein, this Agreement shall terminate when (a) all Warrants have expired unexercised in accordance with their terms or all Warrant Securities have been purchased pursuant to the Put and Call Agreement, and (b) all obligations of the Company and the Borrower (or any successor to either of them) shall have been satisfied in full and all contingencies in respect thereof shall no longer exist, including, without limitation, the obligations set forth in Sections 15(i) and 15(f)(ii).

                 SECTION 25. Governing Law. THIS AGREEMENT AND THE WARRANTS SHALL BE GOVERNED BY THOSE PROVISIONS OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE AND ARTICLE 8 OF THE DELAWARE UNIFORM COMMERCIAL CODE WHICH ARE NECESSARILY APPLICABLE TO SECURITIES ISSUED BY A DELAWARE CORPORATION AND OTHERWISE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

                 SECTION 26. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

                 SECTION 27. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

                 SECTION 28. Amendments; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the party sought to be bound; provided, however, that any amendment requested or waiver sought from the Holders of any provision of this Agreement which affects Holders generally may be given by the Required Holders and any waiver so given shall be binding on all Holders; provided further, that the provisions of Section 11 with respect to the type of securities for which the Warrants are exercisable may not be changed without the consent of each Holder affected thereby. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall a waiver of a particular right or remedy on one occasion be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

                 SECTION 29. Waiver of Jury Trial. THE PURCHASER, EACH HOLDER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN

RESPECT OF ANY LITIGATION BASED HEREON, ON THE WARRANTS OR ON ANY OF THE OTHER WARRANT DOCUMENTS, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE WARRANTS OR ANY OF THE OTHER WARRANT DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PURCHASER, ANY HOLDER OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER'S ENTERING INTO THIS AGREEMENT.

                 SECTION 30. Jurisdiction. The Company hereby agrees that any legal action or proceeding against it with respect to this Agreement, the Warrants or any of the other Warrant Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York as any Holder may elect, and, by execution and delivery hereof, it accepts and consents for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Required Holders in writing, with respect to any action or proceeding brought by it against such Holders. The Company hereby irrevocably designates, appoints and empowers CT Corporation System whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent, or upon the earliest of any other date permitted by applicable law. It is understood that a copy of said process served on such agent will be forwarded to the Company as soon as practicable, at its address set forth herein, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Company. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing and (ii) any earlier date permitted by applicable law. The Company agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Holders thereof. The Company agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and each of the other Warrant Documents and waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall affect the right of any Holder to bring proceedings against the Company in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

                 SECTION 31. Specific Performance. The Company recognizes that the rights of the Holders under this Agreement and the other Warrant Documents are unique and, accordingly, the Holders shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder and thereunder by actions for injunctive relief and specific performance to the extent permitted by law. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement or any of the other Warrant Documents and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate. This Agreement is not intended to limit or abridge any rights of the Holders which may exist apart from this Agreement.

                 SECTION 32. Confidentiality. The Holders shall hold all non-public, proprietary or confidential information (which has been identified as such by the Company) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; provided, however, that each Holder may make disclosure of any such information to its examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as reasonably required by any proposed transferee in connection with the contemplated transfer of any Warrant Securities (but only if the proposed transferee agrees to be bound by the terms of this Section 32) or as required or requested by an Governmental Authority or representative thereof or in connection with the enforcement hereof or of any Warrant Document or related document or pursuant to legal process. In no event shall any Holder be obligated or required to return any materials furnished to it by the Company.

                 SECTION 33. Entire Agreement. The parties hereto agree that this Agreement, the Put and Call Agreement, the Registration Rights Agreement, the Morgan Stanley Letter Agreement, and the Credit Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between any or all of the parties relating to the subject matter hereof which are not fully expressed or referred to herein or therein.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                        MHI ACQUISITION, INC.



                                        By:/s/ William A. Brosius
                                           -----------------------------------
                                           Name:
                                           Title:



                                        INTERNATIONALE NEDERLANDEN
                                        (U.S.) CAPITAL CORPORATION



                                        By:/s/ William A. Brosius
                                           -----------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT A


                          FORM OF WARRANT CERTIFICATE


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION, OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE HOLDER) AS TO AN EXEMPTION, FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A WARRANT PURCHASE AGREEMENT, DATED AS OF MAY 31, 1995, BETWEEN MHI ACQUISITION, INC. ("THE COMPANY") AND INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION ("ING"), A PUT AND CALL AGREEMENT, DATED AS OF MAY 31, 1995, AMONG THE COMPANY, MHI ACQUISITION CORPORATION I, MILESTONE HEALTHCARE, INC. AND ING AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 31, 1995, AMONG THE COMPANY AND THE PURCHASERS IDENTIFIED IN EXHIBIT A ATTACHED THERETO, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID.

                                                                405,405 Warrants

                              Warrant Certificate

                             MHI ACQUISITION, INC.

         This Warrant Certificate certifies that INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION ("ING"), or registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above to purchase shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), of MHI ACQUISITION, INC., a Delaware corporation (the "Company"). Each Warrant entitles the holder (i) upon exercise to receive from the Company one fully paid and nonassessable share of Class B Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $0.60, payable in lawful money of the United States of America, and (ii) upon the occurrence of the events described in Section 15(f)(ii) of the Warrant Agreement (as defined below), to receive from the Company such additional Warrant Shares (or fraction thereof) as contemplated under such Section, upon surrender of this Warrant Certificate and payment of the Exercise Price, if applicable, at the office of the Company designated for such purpose, subject to the conditions set forth herein and in the Warrant Agreement referenced below. The Exercise Price and number and type of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, and are issued or to be issued pursuant to a Warrant Purchase Agreement dated as of May 31, 1995 (the "Warrant Agreement"), duly executed and delivered by the Company and ING, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations and duties hereunder of the Company and the holders of the Warrants (the words "holders" or "holder" meaning the registered holders or registered holder). A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

         The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase attached hereto (and by this reference made a part hereof) properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that any exercise of Warrants evidenced hereby shall be for less than the total number of Warrants evidenced hereby, there shall be issued by the Company to the holder hereof or his or its registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised. In the event that, at the time of any exercise of Warrants evidenced hereby, (i) there has been an adjustment to the Exercise Price and number of Warrant Shares issuable upon the exercise of each Warrant pursuant to the Warrant Agreement as described in the following paragraph and (ii) any of the options referred to in Section 15(f)(ii) of the Warrant Agreement are outstanding, the Company shall issue to the holder hereof or his or its registered assignee a new Warrant Certificate evidencing the right to receive additional Warrant Shares pursuant to such Section.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted. No fractional shares of Warrant Shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

         The Holders of the Warrants are entitled to certain registration rights as set forth in a Registration Rights Agreement dated as of May 31, 1995, among the Company and the purchasers identified in Exhibit A attached thereto (the "Registration Rights Agreement"). By acceptance of this Warrant

Certificate, the Holder hereof agrees that upon exercise of any or all of the Warrants evidenced hereby, such Holder will be bound by the Registration Rights Agreement. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

         The Warrants are subject to that certain Put and Call Agreement, dated as of May 31, 1995, by and among the Company, MHI Acquisition Corporation I, Milestone Healthcare, Inc. and ING (the "Put and Call Agreement"), pursuant to which the holder hereof possesses certain rights to put the Warrants to the Borrower (the "Put Rights"), the Company possesses certain rights to call the Warrants from each holder, the holder hereof has been granted certain rights to participate in a sale of the Common Stock of the Company by certain shareholders of the Company (and certain of their successors and assigns) and the Company has been granted certain rights of first refusal with respect to the Warrants and certain rights to require the holder hereof to participate in certain sales of the Common Stock of the Company, all at the times specified in, and pursuant to the terms and conditions set forth in, the Put and Call Agreement. By acceptance of this Warrant Certificate, the holder hereof agrees to be bound by the Put and Call Agreement to the same extent as the initial purchaser of the Warrants. A copy of the Put and Call Agreement may be obtained by the holder hereof upon written request to the Company.

         Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing made hereon) for the purpose of any exercise hereof, of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company (other than the right to receive dividends and distributions as set forth in Section 18 of the Warrant Agreement).

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  May 31, 1995
                                        MHI ACQUISITION, INC.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                          FORM OF ELECTION TO PURCHASE

                   [To Be Executed Upon Exercise of Warrant]

The undersigned holder hereby represents that he or it is the registered holder of this Warrant Certificate, and hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________ shares of Class B Common Stock, par value $.001 per share, of MHI ACQUISITION INC. (the "Company") and herewith tenders payment for such shares to the order of the Company in the amount of $___________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of the undersigned or his/its nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth. If said number of shares is less than all of the shares of Class B Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or his/its nominee hereinafter set forth, and further that such Warrant Certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.


                    Certificate to be registered as follows:

   Name:         Internationale Nederlanden (U.S.) Capital Corporation

Address:         135 East 57th Street
                 New York, New York  10022
                 Attn:  Chief Credit Officer

                    Certificate to be delivered as follows:


   Name:         Internationale Nederlanden (U.S.) Capital Corporation

Address:         135 East 57th Street
                 New York, New York  10022
                             Attn:  Chief Credit Officer


Date:
     -----------------------         ------------------------------------------
                                     (Signature must conform in all respects to the name of the holder as specified on the fact of the Warrant Certificate, unless Form of Assignment has been executed)

                               FORM OF ASSIGNMENT

                   [To be executed upon Transfer of Warrant]


                 FOR VALUE RECEIVED, the undersigned registered holder of the enclosed Warrant Certificate hereby sells, assigns and transfers unto ________________________________________ the right represented by such Warrant
Certificate to purchase _____________ shares of Class B Common Stock of MHI ACQUISITION, INC. to which such Warrant Certificate relates, and appoints _________________________________________________ Attorney to make such transfer on the books of MHI ACQUISITION, INC. maintained for such purpose, with full power of substitution in the premises.



Date:
     ---------------------              ---------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate)




                                        ---------------------------------------
                                                 (Street Address)



                                        ---------------------------------------
                                        (City)          (State)      (Zip Code)

                                   EXHIBIT B

                         HOLDERS OF THE COMPANY'S STOCK


Record Owner                    Class of Stock              No. of Shares
                                --------------              -------------
Morgan Stanley Venture          Series A
Capital Fund II, L.P.           Preferred Stock                2,651,335

Morgan Stanley Venture          Series A
Capital Fund II, C.V.           Preferred Stock                  660,546

Morgan Stanley Venture          Series A
Investors, L.P.                 Preferred Stock                  688,119

Charles L. Allen                Series A
                                Preferred Stock                  535,714

                                Class A Common
                                Stock                            200,000

Roy W. Griffitts, Jr.           Series A
                                Preferred Stock                  392,857

                                Class A Common
                                Stock                            107,692

William A. Brosius              Series A
                                Preferred Stock                   71,429

                                Class A Common
                                Stock                             92,308